EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Darden Restaurants, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-93854, 333-41350 and 333-127046) and on Form S-8 (Nos. 333-57410, 333-91579, 333-69037, 333-105056, 333-106278, 333-124363 and 333-122560) of Darden Restaurants, Inc. of our reports dated July 27, 2006, with respect to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 28, 2006 and May 29, 2005, and the related consolidated statements of earnings, changes in stockholders’ equity and accumulated other comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended May 28, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of May 28, 2006, and the effectiveness of internal control over financial reporting as of May 28, 2006, which reports are included in the 2006 Annual Report to Shareholders included as an exhibit to this annual report on Form 10-K of Darden Restaurants, Inc.

/s/ KPMG LLP

Orlando, Florida

July 27, 2006

Certified Public Accountants